Exhibit 3

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

         Amendment No. 1 dated as of April 6, 1998 ("Amendment No. 1") to the Rights Agreement dated as of December 6, 1989 (the "Original Agreement") between Murphy Oil Corporation, a Delaware corporation (the "Company"), and Harris Trust Company of New York, as Rights Agent (the "Rights Agent"),

                               W I T N E S S E T H

         WHEREAS, on December 6, 1989 the Board of Directors of the Company authorized and declared a dividend of one preferred stock purchase right (a "Right") for each share of common stock of the Company outstanding at the close of business on December 20, 1989 (the "Record Date") and authorized the issuance, upon the terms and subject to the conditions set forth in the Original Agreement, of one Right in respect of each share of common stock of the Company issued after the Record Date, each Right representing the right to purchase, upon the terms and subject to the conditions set forth in the Original Agreement, one one-hundredth of a share of Series A Participating Cumulative Preferred Stock of the Company; and

         WHEREAS, the Board of Directors now desires to amend the Original Agreement to extend its term and make certain other changes;

         NOW, THEREFORE, the parties hereto agree as follows:

           1. All references to the following terms in the Original Agreement and the Exhibits thereto (other than Exhibit C) are amended as set forth below:

          (a) references to "one-hundredth", "one-hundredths" and "one-hundredth[s]" shall be replaced with "one-thousandth", "one-thousandths" and "one-thousandth[s]", respectively;

          (b) references to "one-millionth" shall be replaced with "ten-millionth"; and

          (c) references to "100" shall be replaced with "1000"; provided that no reference to "Series A Participating Cumulative Preferred Stock, par value $100.00 per share" shall be so amended.

           2. Each of the following definitions in Section 1 of the Original Agreement is amended in its entirety to read as follows:

                  "Acquiring Person" means any Person (other than an Exempt Holder) who, together with all Affiliates and Associates (other than an Exempt Holder) of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries or any Person organized, appointed or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" solely as a result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares of Common Stock beneficially owned by such Person (together with all Affiliates and Associates of such Person) to 15% or more of the shares of Common Stock then outstanding.

         A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", any securities:

          (a) which such Person or any of its Affiliates or Associates (other than an Exempt Holder), directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof);

          (b) which such Person or any of its Affiliates or Associates (other than an Exempt Holder), directly or indirectly, has

                       (i) the right to acquire (whether such right is
                  exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise (other than pursuant to the Rights); provided that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of its Affiliates or Associates until such tendered securities are accepted for payment or exchange; or

                      (ii) the right to vote (whether such right is exercisable
                  immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise; provided that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (c) which are beneficially owned, directly or indirectly, by any other Person (other than an Exempt Holder), or any Affiliate or Associate (other than an Exempt Holder) thereof, with which such Person or any of its Affiliates or Associates (other than an Exempt Holder) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (b)(ii) immediately above) or disposing of any such securities.

         "Distribution Date" means the earlier of (a) the close of business on the tenth day (or such later day as may be designated by action of a majority of the Continuing Directors) after the Stock Acquisition Date and (b) the close of business on the tenth Business Day (or such later day as may be designated by action of a majority of the Continuing Directors) after the date of the commencement of a tender or exchange offer by any Person if, upon consummation thereof, such Person would be an Acquiring Person.

         "Exempt Holder" means Charles H. Murphy, Jr., his spouse, his descendants (and their spouses) and his and their Affiliates and Associates.

         "Final Expiration Date" means the close of business on April 6, 2008.

         "Purchase Price" means the price (subject to adjustment as provided herein) at which a holder of a Right may purchase one one-thousandth of a share of Preferred Stock (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $200.00.

           3. Section 6 (a) of the Original Agreement is hereby amended in its entirety to read as follows:

          (a) At any time after the Distribution Date and prior to the Expiration Date, any Right Certificate or Certificates may, upon the terms and subject to the conditions set forth below in this Section 6(a), be transferred or exchanged for another Right Certificate or Certificates evidencing a like number of Rights as the Right Certificate or Certificates surrendered. Any registered holder desiring to transfer or exchange any Right Certificate or Certificates shall surrender such Right Certificate or Certificates (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Certificates until the registered holder of the Rights has complied with the requirements of Section 7(e). Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to Sections 4(b), 7(d), 11(a)(iii), 14 and 24, countersign and deliver to the Person entitled thereto a Right Certificate or Certificates as so requested. The Company may require payment by the registered holder of a Right of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any transfer or exchange of any Right Certificate or Certificates.

           4. Section 7 (a) of the Original Agreement is hereby amended in its entirety to read as follows:

          (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including Sections 7(d) and (e), 9(c), 11(a)(iii), 23 and 24) in whole or in part at any time after the Distribution Date and prior to the Expiration Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment (in lawful money of the United States of America by certified check or bank draft payable to the order of the Company) of the aggregate Purchase Price with respect to the Rights then to be exercised and an amount equal to any applicable transfer tax or other governmental charge.

         5. Section 7 (d) of the Original Agreement is hereby amended in its entirety to read as follows:

          (d) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or in any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Continung Directors have determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(d) shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(d) and Section 4(b) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates and Associates or any transferee of any of them hereunder.

           6. Sections 11(a) (ii) and (iii) of the Original Agreement are hereby amended in their entirety to read as follows:

              (ii) If any Person, alone or together with its Affiliates and Associates, shall, at any time after the date of this Agreement, become an Acquiring Person, then proper provision shall promptly be made so that each holder of a Right shall (except as otherwise provided herein, including Section 7(d)) thereafter be entitled to receive, upon exercise thereof on or after the Distribution Date at the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event, in lieu of Preferred Stock, such number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company (such number of shares being referred to herein as the "Adjustment Shares") as shall be equal to the result obtained by dividing

                       (x) the product obtained by multiplying the Purchase
                  Price in effect immediately prior to the first occurrence of a
                  Section 11(a)(ii) Event by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such first occurrence (such product being thereafter referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by

                       (y) 50% of the current market price (determined pursuant
                  to Section 11(d)(i)) per share of Common Stock on the date of such first occurrence.

              (iii) If the number of shares of Common Stock which are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Company shall, with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the Purchase Price then in effect, (A) (to the extent available) Common Stock and then, (B) (to the extent available) other equity securities of the Company which a majority of the Continuing Directors has determined to be essentially equivalent to shares of Common Stock in respect to dividend, liquidation and voting rights (such securities being referred to herein as "common stock equivalents") and then, if necessary, (C) other equity or debt securities of the Company, cash or other assets, a reduction in the Purchase Price or any combination of the foregoing, having an aggregate value (as determined by the Continuing Directors based upon the advice of a nationally recognized investment banking firm selected by the Continuing Directors) equal to the value of the Adjustment Shares; provided that (x) the Company may, and (y) if the Company shall not have made adequate provision as required above to deliver value within 30 days following the later of the first occurrence of a Section 11(a)(ii) Event and the first date that the right to redeem the Rights pursuant to Section 23 shall expire, then the Company shall be obligated to, deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, (1) (to the extent available) Common Stock and then (2) (to the extent available) common stock equivalents and then, if necessary, (3) other debt or equity securities to the Company, cash or other assets or any combination of the foregoing, having an aggregate value (as determined by the Continuing Directors based upon the advice of a nationally recognized investment banking firm selected by the Continuing Directors) equal to the excess of the value of the Adjustment Shares over the Purchase Price. If the Continuing Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above (such period, as it may be extended, being referred to herein as the "Substitution Period") may be extended to the extent necessary, but not more than 90 days following the first occurrence of a Section 11(a)(ii) Event, in order that the Company may seek stockholder approval for the authorization of such additional shares. To the extent that the Company determines that some action is to be taken pursuant to the first and/or second sentence of this
         Section 11(a)(iii), the Company (X) shall provide, subject to Section 7(d), that such action shall apply uniformly to all outstanding Rights and (Y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form and value of any consideration to be delivered as referred to in such first and/or second sentence. If any such suspension occurs, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price per share of Common Stock (as determined pursuant to Section 11(d)) on the later of the date of the first occurrence of a Section 11(a)(ii) Event and the first date that the right to redeem the Rights pursuant to Section 23 shall expire; any "common stock equivalent" shall be deemed to have the same value as the Common Stock on such date; and the value of other securities or assets shall be determined pursuant to Section 11(d)(iii).

           7. Section 11(d) (i) of the Original Agreement is hereby amended in its entirety to read as follows:

              (d)(i) For the purpose of any computation hereunder other than computations made pursuant to Section 11(a)(iii) or 14, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date; for purposes of computations made pursuant to Section 11(a)(iii), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 10 consecutive Trading Days immediately following such date; and for purposes of computations made pursuant to
         Section 14, the "current market price" per share of Common Stock for any Trading Day shall be deemed to be the closing price per share of Common Stock for such Trading Day; provided that if the current market price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities exercisable for or convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company, or, if at the time of such selection there is an Acquiring Person, by a majority of the Continuing Directors. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company (or, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Directors) shall be used. If the Common Stock is not publicly held or not so listed or traded, the "current market price" per share means the fair value per share as determined in good faith by the Board of Directors of the Company, or, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Directors, or if there are no Continuing Directors, by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

           8. Section 13 (a) (z) (1) of the Original Agreement is hereby amended in its entirety to read as follows:

           (1) each holder of a Right shall thereafter be entitled to receive, upon exercise thereof at the Purchase Price in effect immediately prior to the first occurrence of any Triggering Event, such number of duly authorized, validly issued, fully paid and nonassessable shares of freely tradeable Common Stock of the Principal Party (as hereinafter defined), not subject to any rights of call or first refusal, liens, encumbrances or other claims, as shall be equal to the result obtained by dividing

              (A) the product obtained by multiplying the Purchase Price in effect immediately prior to the first occurrence of any Triggering Event by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such first occurrence (such product being thereafter referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by

              (B) 50% of the current market price (determined pursuant to Section 11(d)(i)) per share of the Common Stock of such Principal Party on the date of consummation of such consolidation, merger, combination, sale or transfer;

           9. Section 14 (a) of the Original Agreement is hereby amended in its entirety to read as follows:

              (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p), or to distribute Right Certificates which evidence fractional Rights. In lieu of any such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market price of a whole Right. For purposes of this Section 14(a), the current market price of a whole Right shall be the closing price of a Right for the Trading Day immediately prior to the date on which such fractional Rights would otherwise have been issuable. The closing price of a Right for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company or, if at the time of such selection there is an Acquiring Person, by a majority of the Continuing Directors. If on any such date no such market maker is making a market in the Rights, the current market price of the Rights on such date shall be as determined in good faith by the Board of Directors of the Company or, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Directors.

          10. Section 24(a) of the Original Agreement is hereby amended in its entirety to read as follows:

              (a) In addition to their powers under Section 11(a)(iii), a majority of the Continuing Directors may, at their option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to Section 7(d)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries or any Person organized, appointed or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

         11. Section 24(b) of the Original Agreement is hereby amended in its entirety to read as follows:

              (b) Immediately upon the action of the Continuing Directors electing to exchange any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights will terminate and thereafter the only right of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly thereafter give notice of such exchange to the Rights Agent and the holders of the Rights to be exchanged in the manner set forth in Section 26; provided that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to Section 7(d)) held by each holder of Rights.

         12. Section 29 of the Original Agreement is hereby amended in its entirety to read as follows:

         Section 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Exchange Act as in effect on the date of this Agreement. The Board of Directors of the Company (or, after any Person has become an Acquiring Person, a majority of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or exchange or not to redeem or exchange the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (or, after any Person has become an Acquiring Person, a majority of the Continuing Directors) in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the holders of the Rights.

          13. Section 31 of the Original Agreement is hereby amended in its entirety to read as follows:

         Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided that, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company (or, after any Person has become an Acquiring Person, a majority of the Continuing Directors) determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors or Continuing Directors, as the case may be.

          14. Exhibit A to the Original Agreement is hereby amended by :

              (a) replacing "R. Madison Murphy, Vice President, Planning" with "Steven A. Cosse, Senior Vice President and General Counsel" and "W. Bayless Rowe, Secretary" with "Walter Compton, Secretary";

              (b) replacing the second paragraph with the following paragraphs:

         That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, (i) the Board of Directors on December 6, 1989 adopted a resolution creating a series of Preferred Stock in an amount of 350,000 shares and having the designation, voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof as set forth in such resolution and (ii) the Board of Directors on April 1, 1998 adopted resolutions authorizing and directing that the number of shares of such series of Preferred Stock be reduced to 60,000 and approving the amendment and restatement of the Certificate of Designation of such series of Preferred Stock;

         That no shares of such series of such series of Preferred Stock have been issued or are outstanding; and

         That the amount, designation, voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions of such series of Preferred Stock as established by the resolutions of the Board of Directors are as follows:

          (c) in Section 1 of Exhibit A, replacing "350,000" with "60,000"; and

          (d) replacing "December, 1989" with "April, 1998" in the last page.

          15. Exhibit B to the Original Agreement is hereby amended by replacing
(w) the words "December 6, 1999" with the words "April 6, 2008", (x) the words "December 6, 1989 (the "Rights Agreement")" in the first paragraph with the words "December 6, 1989, as amended on April 6, 1998 (the "Rights Agreement"),",
(y) "$130.00" with "$200.00" and (z) the words "December 6, 1989" in the third paragraph with the words "April 6, 1998".

         16. Exhibit C to the Original Agreement is hereby amended by replacing the words "Summary of Terms" in the third line with the words "Summary of Terms as of December 6, 1989".

         17. Unless otherwise specifically defined herein, each term used herein which is defined in the Original Agreement shall have the meaning assigned to such term in the Original Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each similar reference contained in the Original Agreement shall from and after the date hereof refer to the Original Agreement as amended hereby.

         18. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

         19. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment
No. 1 shall become effective as of the date hereof.

         20. Except as amended hereby, all of the terms of the Original Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                            MURPHY OIL CORPORATION

                                            By:   /s/ Steven A. Cosse
                                               -------------------------
                                               Name: Steven A. Cosse
                                               Title: Senior Vice President and
                                                         General Counsel

                                            200 Peach Street
                                            El Dorado, Arkansas 71730

                                            HARRIS TRUST COMPANY
                                               OF NEW YORK

                                            By:   /s/ Joseph McFadden
                                               -------------------------
                                                  Name: Joseph McFadden
                                                  Title: Vice President

                                            88 Pine Street
                                            New York, New York 10005